Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO THE
ADVISOR MANAGED PORTFOLIOS
FUND SERVICING AGREEMENT

    THIS AMENDMENT, effective as of the last date on the signature block (the “Effective Date”), to the Fund Servicing Agreement, dated as of September 14, 2023, as amended (the “Agreement”), is entered into by and between ADVISOR MANAGED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following fund and its applicable fee schedule; and
•LionShares U.S. Equity Total Return ETF
WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

As of the Effective Date, the Exhibit for LionShares LLC attached hereto is hereby added to the Agreement.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ADVISOR MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Exhibit for LionShares LLC
to the
Advisor Managed Portfolios Fund Servicing Agreement

Name of ETF Series (Fees applicable to ETFs)
LionShares U.S. Equity Total Return ETF
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Services - in support of external legal counsel

New fund launch – $___ per fund or as negotiated
Ongoing Annual Regulatory Administration Services, including supplements –
o$___ for first three active or inactive funds in same statutory prospectus
o$___ for each additional active or inactive fund in the same statutory prospectus
Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements

Above fees are applicable when all new funds are registered in same statutory prospectus.

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing and legal expenses
EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
All other Miscellaneous expenses

Fund startup and registration fees are billed ___% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum where LionShares LLC (the "Adviser") acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund1
Funds 1-5    $___
Funds 6-10    $___
Funds 11+    $___

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Basis Points on Trust AUM1
First $___    ___ bps
Next $___    ___ bps
Next $___    ___ bps
Balance    ___ bps
Base Fee for ETF Services

Annual Fee per fund
ETF Order Management     $___ per fund
ETF Transfer Agency     $___ per order (Create or Redeem)

Basket Creation
Equities/Cash              ___bps
International Securities/Derivatives ___bps

Fixed AP Fee              TBD/fund

Optional Services
ETF Stock Splits         $___
ETF Liquidation         $___
ETF Slippage Calculations     $___/Fund/Year

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement's 12-month period beginning with the Fund's launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, Adviser would owe U.S. Bank up to ___% of $___ ($___ admin/acct/ta + $___ Custody + $___ Distributor).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

¹ Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

APPENDIX A - Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated ___ pricing days annually)

$___ – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$___ – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$___ – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$___ – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$___ – Interest Rate Swaps, Foreign Currency Swaps
o$___ – Swaptions
o$___ – Credit Default Swaps
$___ Intraday money market funds pricing, up to ___ times per day
$___ per Month Manual Security Pricing (>___per day)

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
$___ per Foreign Equity Security per Month for Corporate Action Services
$___ per Domestic Equity Security per Month for Corporate Action Services
$___ per CMO and Asset Backed Security per Month / $___ for ETF Funds per month for Factor Services
$___ per Mortgage Backed Security per Month for Factor Services / no charge for ETF Funds
$___ per Fixed Income Security per Month for ETF funds only for ETF income projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$___ per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
Index Service Fees
$___ per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
$___ per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFRI Indexes
$___ per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
$___ per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
$___ per month per fund additional fee for creation of a blended index, in addition to Tier index fees.
Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.
All Data Service charges are subject to change based on cost increases from underlying data providers.
Trust Chief Compliance Officer Annual Fee
$___ for the first fund (subject to Board approval)
$___ for each additional fund 2-5 (subject to change based on Board review and approval)
$___ for each fund over 5 funds
$___ per sub-adviser per fund (capped at $___ per sub-adviser over the fund complex)
Per adviser relationship, and subject to change based upon board review and approval
SEC Modernization Requirements
Form N-PORT – $___ per year, per Fund
Form N-CEN – $___ per year, per Fund
Tailored shareholder reporting - $___ per year, per Fund (first class), $___ per year for each additional class
Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
•$___ per year, per Fund
Section 15(c) Reporting
$___ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

APPENDIX B - OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
■$___ per trust per year - Base fee
■Additional fee of $___ per fund per year
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month
Limited Derivatives User	___
Full Derivatives User (no OTC derivatives)	___
Full Derivative User (with 1-5 OTC derivatives)	___
Full Derivative User (with 5 or more OTC derivatives)	___
Closed Fund Data Maintenance Fee	___
*Additional fees may apply from index providers
Fees for Special Situation:
Fee will be assessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
5% or less	___
More than 5% but less than 25%	___
25% or more	___

Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to Fund Services’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in Fund Services’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from Fund Services’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Digital Board Materials:

Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	___
Per User Fee[2]	___
Per Separate Committee[3] Fee	___

1 Subject to an annual increase, provided that the annual increase will not exceed ___% through October 2025
2 Per user fee applies to all users excluding any Fund Services employee who is not an officer in Multiple Series Trust sponsored by Fund Services
3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

Light Digital Offering

Light Digital Offering
Description	Annual Price1 (USD)
Base Fee	___

1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $___
1933 Act C-Corp – U.S. Bank Fee Schedule plus $___
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $___
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $___ per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $___ per additional estimate
State tax returns - (First two included in core services) – $___ per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $___
Prepare Federal and State extensions (If Applicable) – Included in the return fees

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Prepare provision estimates – $___ Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $___ per state return
•Sign state income tax returns – $___ per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $___ per fund

SIGNATURES ON NEXT PAGE

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

The Adviser’s signature below is an acknowledgment of the attached fee schedule.

LionShares LLC

By:
Name:
Title:
Date: